INDEPENDENT AUDITORS' CONSENT



         We consent to the use in the Registration Statement of HomeSeekers.com, Incorporated (the "Company") on Form S-8 of our report dated September 24, 1998 incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998, on the consolidated balance sheets of HomeSeekers.com, Incorporated as of June 30, 1998 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the years then ended.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Albright, Persing & Associates, Ltd.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
May 7, 1999